As filed with the Securities and Exchange Commission on September 2, 1999
                                                       Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                  MEDQUIST INC.
             (Exact name of registrant as specified in its charter)
             New Jersey                                  22-2531298
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)
               Five Greentree Centre, Suite 311, Marlton, NJ 08053
                                 (609) 596-8877
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                       ----------------------------------
                                 John M. Suender
              Senior Vice President, General Counsel and Secretary
                                  MedQuist Inc.
                        Five Greentree Centre, Suite 311
                                Marlton, NJ 08053
                                 (609) 596-8877
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)
                      -------------------------------------
                                  With copy to:

                             James D. Epstein, Esq.
                               Pepper Hamilton LLP
                              3000 Two Logan Square
                             Philadelphia, PA 19103
                                 (215) 981-4000
                          ----------------------------
         Approximate date of commencement of proposed sale to the pubic: At such time or times after the effective date of this Registration Statement as the selling shareholders shall determine.
                       ----------------------------------
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================================

                                                              Proposed              Proposed
                                                              maximum               maximum
          Title of Shares              Amount to be       aggregate price      aggregate offering         Amount of
         to be registered               registered          per share(1)           price (1)          registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value.........  29,196 shares (2)         $35.00              $1,021,860               $284
=========================================================================================================================

(1) Calculated in accordance with Rule 457(c) based on the average of the high and low sale prices of the common stock as reported on the Nasdaq
     National Market on August 30, 1999.

(2) This Registration Statement covers shares owned by certain selling shareholders which shares may be offered from time to time by the selling shareholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the
Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.
================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to Completion, dated September 2, 1999


                                  29,196 Shares

                                  MedQuist Inc.

                                  Common Stock
                                -----------------

         Mr. E. David Bradford and Mr. Timothy A. Nicholls, shareholders of MedQuist Inc., are offering or selling 29,196 shares of our common stock under this prospectus. MedQuist will not receive any proceeds from the sale of our common stock by Messrs. Bradford and Nicholls.

         The selling shareholders obtained their shares of our common stock in connection with a merger of Medical Transcription Technologies, Inc. with a wholly-owned subsidiary of MedQuist.

         The selling shareholders may offer their shares of our common stock through public or private transactions on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices.

         Our common stock is quoted on the Nasdaq National Market under the symbol "MEDQ". On September 1, 1999, the last reported sale price for our common stock on the Nasdaq National Market was $36.69 per share.

         See "Risk Factors" beginning on page 2 to read about certain factors you should consider before buying shares of our common stock.

         We urge you to read carefully this prospectus which will describe the specific terms of the offering before you make your investment decision.

                              ---------------------


         Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              --------------------


                            Prospectus dated ______  1999.

                                TABLE OF CONTENTS

                                                                          Page

Forward-looking Statements................................................. i
The Company................................................................ 1
Risk Factors............................................................... 2
Use of Proceeds............................................................ 6
Selling Shareholders....................................................... 7
Plan of Distribution....................................................... 8
Legal Matters..............................................................10
Experts  ..................................................................10
Where You Can Find Additional Information..................................11


                           FORWARD-LOOKING STATEMENTS

         Some of the information in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements express or are based on expectations about future events and generally include forward-looking language such as "will likely result," "may," "are expected to," "is anticipated," "believes," "estimated," "projected," "intends to" or other similar words. Our actual results are likely to differ, and could differ materially, from the results expressed in, or implied by, these forward-looking statements. There are many factors that could cause these forward-looking statements to be incorrect, including but not limited to the risks described above under "Risk Factors". When considering these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this prospectus, and should recognize that those forward-looking statements speak only as of the date made. MedQuist does not undertake any obligation to update any forward-looking statement included in this prospectus.

                                   THE COMPANY

         MedQuist is the leading national provider of medical transcription services, a key component in the provision of healthcare services. Transcription is the process by which dictation is converted into an electronic medical report. The timely production of accurate reports is necessary for patient care and for healthcare providers to receive reimbursement. Through our transcriptionists, proprietary software, sophisticated digital dictation equipment and ability to interface with healthcare providers' computer systems, we provide customized solutions to shorten our customers' billing cycles and reduce their overhead and other administrative costs.

         MedQuist was incorporated in New Jersey in 1984 and reorganized in 1987 as a group of out-patient healthcare businesses affiliated with a non-profit healthcare provider. In May 1994, we acquired our first medical transcription business, Transcriptions, Ltd. By the end of 1995, we had divested all of our non-medical transcription businesses, and through August 31, 1999, we had acquired The MRC Group, Inc. and 21 other medical transcription companies. Our executive offices are located at Five Greentree Centre, Suite 311, Marlton, New Jersey 08053 and our telephone number is (609) 596-8877.

                                  RISK FACTORS

         An investment in our common stock involves many risks including market, liquidity, credit, operational, legal and regulatory risks. These risks may be substantial and are inherent in MedQuist's business. You should consider carefully the following information about these risks, together with the other information in this prospectus, before buying shares of our common stock.

         If any of the following risks actually occurs, our business and prospects could be materially adversely affected, the trading price of our common stock could decline, and you might lose all or part of your investment.


Our success depends upon our ability to recruit and retain qualified transcriptionists

         Our success depends, in part, upon our ability to attract and retain qualified transcriptionists who can provide accurate transcription quickly. It can be difficult to recruit and retain qualified transcriptionists. Competition for skilled transcriptionists is intense. In addition, transcriptionist is a skilled position where experience is valuable and we require that our transcriptionists have substantial experience or receive substantial training before being hired.

Our growth strategy includes acquisitions

         As part of our growth strategy, we have made, and plan to continue to make, acquisitions of other companies. A portion of our recent growth in revenue is a result of acquisitions of other medical transcription companies. The number of large acquisition candidates is decreasing. As a result, our acquisition activities may not be as significant in the future and our growth rate could decline.

         In addition, if we are successful in pursuing acquisitions, we may need to borrow money or incur other liabilities to finance our acquisition activity. This could limit our financial flexibility. We also may be required to issue additional shares of stock which could result in dilution to our shareholders.

We depend on our senior management team

         Our senior management team is crucial to our success. David A. Cohen, our chief executive officer, and John A. Donohoe, our chief operating officer, have 56 years of combined experience in the medical transcription industry.

New services or products using new technologies could adversely affect the demand for our services

         The introduction of competing services or products incorporating new technologies, such as voice recognition capabilities or other alternative means of data entry, could adversely affect the demand for our services. To maintain our leadership position, we must improve our services to keep pace with technological developments and changes in the marketplace.

We depend on a single line of business

         We anticipate that we will continue to derive substantially all of our revenue from providing medical transcription services. A reduction in demand or an increase in competition in the market for our transcription services could have a material adverse effect on our business, financial condition and results of operations.

Our growth strategy includes the expansion of our customer base

         Our core customer base has been the medical records departments of hospitals. We plan to continue the recent expansion of our client base to include additional outpatient clinics, physician practice groups and direct patient care departments within hospitals. The success of our ongoing expansion is important to our future because we expect an increase in the provision of healthcare services at sites other than hospitals.

If we are not able to maintain our current rate of growth in revenue and earnings, the market price of our common stock could decline

         Our revenue and profits have grown in recent periods as a result of both internal growth and acquisitions. The rate of growth in revenue and profits may decline as a result of a variety of factors, including:

         o        our ability to hire and retain  transcriptionists;
         o        size and timing of acquisitions;
         o        integration of acquired businesses into our operations;
         o        changes in demand for our services; and
         o        competitive conditions in the industry.

         It is possible that our future operating results may be below the expectations of stock market analysts and investors. Any shortfall could cause a decline in the price of our common stock.

         In addition, a decline in the price of our common stock could make it more difficult or expensive for us to acquire companies by issuing common stock.

The market price of our common stock may be volatile

         The market price of our common stock has been volatile in the past and may be volatile in the future. Our common stock price may be affected by many factors, including the following:

         o        fluctuations in our operating results;
         o        acquisitions;
         o technological innovations or new product or service introductions by us or our competitors;
         o        government regulations;
         o        healthcare legislation and reforms; and
         o        general market and economic conditions.

         The stock market in recent years has experienced substantial price and volume fluctuations. This has been accompanied by extreme volatility in the stock prices of healthcare service companies that often has been unrelated to the operating performance of these companies. Similar market activity could adversely affect the market price of our common stock in the future.

We compete with many others in the market for medical transcription services

         We compete with approximately 1,500 medical transcription service companies in the United States. These companies offer services that are similar to ours and compete with us for both clients and qualified transcriptionists. We also compete with the in-house transcription staffs of our current and potential clients. Increased competition may result in lower prices for our services, higher payroll costs, reduced operating margins and the inability to increase our market share.

         Although many of our competitors are local or regional companies, several competitors are large national companies, including Transcend Services, Inc. and Rodeer Systems, Inc. In addition, we anticipate increasing competition from other large companies that were not traditionally in the medical transcription business, such as IDX Systems Corporation. Current and potential competitors may have financial, technical and marketing resources that are greater than ours. As a result, competitors may be able to respond more quickly to evolving technological developments or changing customer needs or devote greater resources to the development, promotion or sale of their services than we can.

         In addition, competition may increase due to consolidation of transcription companies. Current and potential competitors may establish cooperative relationships with third parties to increase their ability to attract our current and prospective clients.

A change in law or a challenge to our classification of our at-home transcriptionists may result in additional employment costs, taxes or penalties

         We have transcriptionists treated as employees for state tax, benefits, unemployment, federal income tax and social security tax purposes. We also have other at-home transcriptionists who are treated as independent contractors for state tax, benefits and unemployment purposes and as statutory employees for federal income tax and social security tax purposes. If there is a change in law or a successful challenge to our position regarding treatment of at-home transcriptionists as independent contractors, we may have to pay or incur additional employment costs, taxes and penalties. It is also difficult to supervise and monitor an at-home work force. Failure of at-home employees to follow our policies and procedures, such as with respect to wage and hour and other government regulations, could subject us to liability.

Competitors and software providers may claim that we are infringing on their proprietary rights

         Defending these claims, even if they have no merit, can be time-consuming and expensive. In addition, in the event of infringement claims, we may be required to enter into royalty or licensing agreements or cease the claimed infringing activities.

We may be subject to liability if we fail to comply with confidentiality requirements

         We are subject to many laws, regulations and contractual provisions that require us to keep the medical information that we transcribe confidential. We may be subject to liability if we fail to comply with confidentiality requirements.

Our customers and suppliers may not be Year 2000 compliant

         We rely heavily on the computer systems of our customers, suppliers and other organizations such as telephone companies in operating our business. If these systems are not Year 2000 compliant, our business, operating results and financial position could be materially and adversely affected.

A significant number of shares eligible for future sale could lower the market price for our common stock

         Sales of large numbers of shares of our common stock after the offering, or even the potential of those sales, likely would lower the market price of our common stock. After giving effect to this offering, we will have 35,901,577 shares of common stock outstanding, substantially all of which will be freely tradeable. In addition 3,169,409 shares which may be issued upon the exercise of outstanding options may be sold at various times after the offering.

Anti-takeover provisions may make it more difficult for a third party to acquire control of us and could reduce the amount that shareholders would receive if we are sold

         Anti-takeover provisions contained in New Jersey law and in our charter, bylaws and contracts could make it more difficult for a third party to acquire control of MedQuist, even if that change in control would be beneficial to shareholders. These provisions could reduce the amount that shareholders would receive if we are sold. These anti-takeover provisions include the following:

         o New Jersey law prohibits us from entering into certain business combination transactions with any shareholder that owns 10% or more of our outstanding voting securities, except under limited circumstances.

         o Our charter gives our board of directors the authority to issue shares of preferred stock without shareholder approval. Any preferred stock could have rights, preferences and privileges that could adversely affect the voting power and the other rights of the holders of our common stock.

         o Our charter provides for staggered terms for the members of the board of directors, with each board member serving a three year term.

         o We have entered into severance arrangements with most of our senior management which provide for significant payments upon a change in control.

         o All outstanding options to purchase our stock would become exercisable immediately upon a change in control.

                                 USE OF PROCEEDS

         All net proceeds from the sale of shares of our common stock covered by this prospectus will go to Messrs. Bradford and Nicholls who offer and sell their shares. We will not receive any proceeds from the sale of our common stock by Messrs. Bradford and Nicholls.

                              SELLING SHAREHOLDERS

         The following table sets forth certain information regarding beneficial ownership of our common stock as of the date of this prospectus adjusted to reflect the sale of shares offered hereby for each selling shareholder.

         The selling shareholders have furnished to us the information set forth below and this information is accurate to the best of our knowledge.



                                Shares of Common                                             Shares of Common
                                Stock Beneficially                                           Stock Beneficially
                                Owned Before the                                             Owned After the
Selling Shareholder             Offering (1)                        Shares to be Sold        Offering
-------------------             ------------------------            -----------------        --------------------
E. David Bradford                         14,598                         14,598                      -0-
Timothy A. Nicholls                       19,598                         14,598                    5,000


(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the shares beneficially owned. Shares of common stock subject to options or warrants currently exercisable within 60 days after the date of this prospectus are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

                              PLAN OF DISTRIBUTION

         Mr. Bradford and Mr. Nicholls may offer their shares of our common stock at various times in one or more of the following transactions:

         o        on the Nasdaq National Market;

         o        in the over-the-counter market;

         o        in negotiated transactions;

         o        in connection with short sales of our common stock;

         o by engaging in transactions using options to buy or sell shares of our common stock;

         o        in a combination of any of the above transactions.

         Mr. Bradford and Mr. Nicholls may sell their shares at market prices prevailing at the time of sale, at prices related to those prevailing market prices or at negotiated prices.

         Mr. Bradford and Mr. Nicholls may use broker-dealers to sell their shares. If this happens, broker-dealers will receive either discounts or commissions from Mr. Bradford or Mr. Nicholls, or they will receive commissions from purchasers of shares for whom they acted as agents.

         Because Mr. Bradford and Mr. Nicholls may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, Mr. Bradford and Mr. Nicholls will be subject to the prospectus delivery requirements of the Securities Act. MedQuist has informed Mr. Bradford and Mr. Nicholls that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Upon MedQuist being notified by Mr. Bradford and Mr. Nicholls that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing:

         o the name of each selling shareholder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the price at which those shares were sold;

         o the commissions paid or discounts or concessions allowed to those broker-dealer(s), where applicable;

         o that those broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transaction.

         In addition, upon MedQuist being notified by Mr. Bradford and Mr. Nicholls that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

                                  LEGAL MATTERS

         John M. Suender, MedQuist's Senior Vice President and General Counsel, has given his opinion that the shares offered by Mr. E. David Bradford and Mr. Timothy A. Nicholls are legally issued, fully paid and non-assessable. As of the date of this prospectus, Mr. Suender beneficially owns 55,579 shares of MedQuist's common stock.

                                     EXPERTS

         The audited consolidated financial statements of MedQuist Inc. and subsidiaries incorporated by reference in this prospectus and elsewhere in this registration statement of which this prospectus is a part, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in giving said report.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         MedQuist Inc. files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information MedQuist files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. MedQuist's SEC filings are also available on the SEC's Internet site (http://www.sec.gov).

         MedQuist has filed a registration statement on Form S-3 to register the shares of MedQuist common stock offered under this prospectus. This prospectus is a part of the registration statement on Form S-3 and constitutes a prospectus of MedQuist. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement on Form S-3 or the exhibits to the registration statement on Form S-3.

         The SEC also allows MedQuist to "incorporate by reference" the information it files with the SEC, which means MedQuist can disclose information to you by referring you to another document filed separately with the SEC. Information incorporated by reference is deemed to be part of this prospectus. Later information filed by MedQuist with the SEC updates and supersedes this prospectus.

         This prospectus incorporates important business and financial information about MedQuist that is not included in or delivered with this prospectus. Copies of any of that information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests for those documents should be directed to the Corporate Secretary, MedQuist Inc., Five Greentree Centre, Suite 311, Marlton, New Jersey, 08053, and telephone requests may be directed to the Corporate Secretary at
(609) 596-8877.

         The following documents previously filed by MedQuist with the SEC are incorporated herein by this reference:


                              SEC Filing                                              Period (or Date Filed)
Quarterly Report on Form 10-Q                                                       Quarter ended June 30, 1999
Current Report on Form 8-K                                                                 June 4, 1999
Current Report on Form 8-K                                                                April 29, 1999
Current Report on Form 8-K                                                                April 19, 1999
Quarterly Report on Form 10-Q                                                      Quarter ended March 31, 1999
Current Report on Form 8-K                                                                March 25, 1999
Current Report on Form 8-K                                                                 March 1, 1999
Annual Report on Form 10-K, as amended (including those portions of                Year ended December 31, 1998
MedQuist's proxy statement for its 1999 annual meeting of shareholders incorporated by reference in the Annual Report on Form 10-K)
Registration Statement on Form 8-A filed pursuant to Section 12(g) of the                 March 11, 1992
Exchange Act


         All documents filed by MedQuist pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date that document is filed.

================================================================================

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.



                  --------------------------------------------




                                  29,196 Shares


                                  MedQuist Inc.


                                  Common Stock


                  --------------------------------------------

























================================================================================

                                     PART II

                   Information not Required in the Prospectus
Item 14.  Other Expenses of Issuance and Distribution.

         The following table shows the estimated expenses of the issuance and distribution of the securities offered.

                  SEC Registration Fee                        $    284
                  Legal fees and expenses                        5,000
                  Accounting fees and expenses                   2,000
                  Printing and Miscellaneous                     1,000
                                                              --------
                                            TOTAL             $  8,284
                                                              ========

Item 15.  Indemnification of Directors and Officers.

         Section 14A:3-5 of the Business Corporation Act of the State of New Jersey ("NJBCA") permits each New Jersey business corporation to indemnify its directors, officers, employees and agents against expenses and liability for each such person's acts taken in his or her capacity as a director, officer, employee or agent of the corporation if such actions were taken in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. Article 10 of the Company's Bylaws provides that the Company, to the full extent permitted by Section 14A:3-5 of the NJBCA, shall indemnify all past and present directors or officers of the Company and may indemnify all past or present employees or other agents of the Company. To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Article 10, or in defense of any claim, issue, or matter therein, he or she shall be indemnified by the Company against expenses in connection therewith. Such expenses shall be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by the Company's Board of Directors upon receipt of an undertaking to repay the advance if it is ultimately determined that such person is not entitled to indemnification.

         The Company has a policy insuring it and its directors and officers against certain liabilities, including liabilities under the Securities Act.

         Reference is made to Item 17 of this Registration Statement for additional information regarding indemnification of directors and officers.

Item 16.  Exhibits.

4.1 Specimen Stock Certificate (Incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (No. 333-3050) filed with the Commission on April 1, 1996).

5.1 Opinion of John M. Suender, Senior Vice President and General Counsel (Included on page II-5).

23.1     Consent of Arthur Andersen LLP (Included on page II- 6).

23.4 Consent of John M. Suender, Senior Vice President and General Counsel (Included in Exhibit 5.1).

24.1     Powers of Attorney (Included on page II- 3).

Item 17.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement;

                           (i)  To include any prospectus required by
                                Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlton, State of New Jersey, on September 2, 1999.

                             MEDQUIST INC.



                             By:       /s/ David A. Cohen
                                --------------------------------------------
                                      David A. Cohen
                                      Chairman and Chief Executive Officer

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David A. Cohen and John R. Emery, and each or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and other registration statements and amendments thereto relating to the Offering contemplated by this Registration Statement (including registration statements under Rule 462 promulgated under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on September 2, 1999 in the capacities indicated:

            Signatures                               Title
/s/ David A. Cohen               Chairman and Chief Executive Officer (principal
---------------------------      executive officer)
David A. Cohen

/s/ John R. Emery                Senior Vice President, Treasurer and Chief
---------------------------      Financial Officer (principal financial officer
John R. Emery                    and principal accounting officer)


/s/ John A. Donohoe, Jr.         President, Chief Operating Officer and Director
---------------------------
John A. Donohoe, Jr.

/s/ James R. Emshoff                  Director
------------------------------
James R. Emshoff


/s/ William T. Carson                 Director
------------------------------
William T. Carson


/s/ Richard J. Censits                Director
------------------------------
Richard J. Censits


------------------------------        Director
John T. Casey


/s/ A. Fred Ruttenberg                Director
------------------------------
A. Fred Ruttenberg


/s/ John H. Underwood                 Director
------------------------------
John H. Underwood


/s/ Terrence J. Mulligan              Director
------------------------------
Terrence J. Mulligan


/s/ R. Timothy Stack                  Director
------------------------------
R. Timothy Stack


/s/ Edward L. Samek                   Director
------------------------------
Edward L. Samek


/s/ Bruce K. Anderson                 Director
------------------------------
Bruce K. Anderson


/s/ Richard H. Stowe                  Director
------------------------------
Richard H. Stowe